Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement is made and entered into this _15th__ day of _April___, 2021 (the “Agreement”), between Point of Care Nanotechnologies, Inc., a Nevada corporation (“PCNT”), and Dr. Raouf Guirguis (“Assignee”) (collectively, the “Parties” and, individually, a “Party”).

WHEREAS, the PCNT wishes to create a subsidiary corporation (the “Subsidiary”) and transfer the all of its assets and liabilities (the “Assets and Liabilities”) to the Subsidiary.

WHEREAS, Assignee wishes to exchange their existing 26,000,000 shares of common stock of PCNT (the”Assignee Shares”) for the all of the shares of the Subsidiary.

WHEREAS, as of the date of this Agreement, there are an aggregate of 46,981,059 shares of common stock, par value $0.001 per share (the “PCNT Common Stock”), of PCNT issued and outstanding;

WHEREAS, PCNT intends to perform a reverse stock split (the “Reverse Split”) of the issued and outstanding shares of PCNT Common Stock, rounding up for fractional shares resulting from the Reverse Split;

WHEREAS, following the Reverse Split, PCNT intends to acquire another company and issue an undetermined amount of post-Reverse Split shares of PCNT Common Stock to a new investment group (“New Investors”); and

WHEREAS, PCNT desires to assign all of its rights, title and interests in its Assets and Liabilities to the Subsidiary and Assignee desires to acquire all of the shares of the Subsidiary pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Assignment and Assumption. Concurrently upon receipt of all the consideration set forth in Section 2 below, PCNT shall sell, assign, grant, convey and transfer to Subsidiary all of PCNT’s right, title and interest in and to Assets and Liabilities and the Subsidiary and the Assignee shall accept such assignment and assume all of PCNT’s duties and obligations in connection with the Assets and Liabilities.

2.      Consideration. In consideration for all of the shares of the Subsidiary, the Subsidiary, Assignee shall turn in the Assignee Shares for cancellation to PCNT par value $0.001 per share which represents the entirety of the authorized Common Stock of Assignee.

3.      Conditions to Closing. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)	Creation of Subsidiry. PCNT shall create a subsidiary corporation (the “Subsidiary”) and transfer all of its Assets and Liabilities to the Subsidiary. Assignee shall acquire the shares of the Subsidiary in exchange for the Assignee Shares.

(b)	Actions of the Board of Directors. The Board of Directors of the PCNT (the “Board”) shall have resolved

(i)	that the Reverse Split is in the best interests of PCNT,

(ii)	to appoint a new Board of Directors and Officer,

(iii)	to accept the resignations of the existing Board and Officers of the PCNT,

(iv)	to approve a series A preferred shares issuance to the new Officer resulting in that Officer having 80% voting control of the PCNT.

(v)	to accept this Agreement and authorize the new Board to execute the terms herein.

4.      Representations and Warranties of PCNT. PCNT represents and warrants to the Assignee that:

(a)	It has the full right, power, and authority to enter into this Agreement and to perform the obligations hereunder;

(b)	the execution of this Agreement, when executed and delivered by PCNT, shall constitute the legal, valid, and binding obligation of PCNT, enforceable against PCNT in accordance with its terms.

(c)	the PCNT is exchanging the shares of the Subsidiary for the Assignee Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof except as identified in Section 3 above. PCNT acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the Assignee Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable;

(d)	no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement;

(e)	the Assets and Liabilities identified on Exhibit A are all the assets, receivables, liabilities and/or payables in which PCNT has rights, title, and/or interest and/ or obligations of PCNT;

(f)	it has sole and exclusive control (by ownership, license or otherwise) of the entire right, title, and interest identified in and to the Assets and Liabilities identified on Exhibit A;

(g)	covenants that it shall operate its remaining business, together with all related assets, until the Closing and shall transfer all right, title and interest in the name “Point of Care Nanotechnology, Inc.” to the Subsidiary as soon as the PCNT name change is approved;

(h)	neither its grant of the assignment nor its performance of any of its obligations, under this Agreement does or to its knowledge will at any time during the Term:

(i)	conflict with or violate any applicable U.S. law, rule or regulation;

(ii)	require the consent, approval, or authorization of any governmental or regulatory authority or other third party; or

(iii)	require the provision of any payment or other consideration to any third party.

(i)	it has not granted and will not grant any licenses or other contingent or non-contingent right, title, or interest under or relating to Assets and Liabilities, and is not or will not be under any obligation, that does or will conflict with or otherwise affect this Agreement, including any of PCNT’s representations, warranties, or obligations, or Assignee’s rights or licenses hereunder;

(i)	to its knowledge, no prior art or other information exists that would adversely affect the validity, enforceability, term, or scope of this Agreement;

5.      Representations and Warranties of Assignee. Assignee represents, warrants and covenants as follows:

(a)	it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b)	it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(c)	the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party;

(d)	when executed and delivered by such party, this Agreement shall constitute the legal, valid, and binding obligation of that party, enforceable against that party in accordance with its terms;

(e)	the Assignee Shares have been duly authorized for issuance pursuant to this Agreement and when issued shall be free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions other than imposed by law and shall be deemed to fully paid and non-assessable shares of Common Stock of Assignee;

(f)	to the best of Assignee’s knowledge, there are no suits, actions, arbitrations, or legal, administrative, or other proceedings, or governmental investigations pending, or threatened, against or affecting it or its business, assets, financial condition, the Assignee Shares, its officers or directors;

(g)	the consummation of the transactions contemplated by this Agreement will not result in or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease agreement, promissory note, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Assignee is a party, or by which Assignee is bound;

(h)	There does not exist an entity or individual that has any rights of first refusal to purchase any of the Assignee Shares; and

(i)	no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

6.      Closing. The following matters shall apply to the Closing of the transaction contemplated herein:

(a)	Time and Place. The transfer of the Assignee Shares by Assignee to PCNT and PCNT’s assignment of the Subsidiary shares to Assignee (the “Closing”) shall take place at PCNT’s principal office after the complete satisfaction of the conditions herein unless waived by the parties, at a time and place as the Parties may mutually upon (the “Closing Date”).

(b)	Assignee’s Obligations. At the Closing, Assignee shall deliver to PCNT all originl certificates representing the Assignee Shares to be transferred hereunder (whereupon the stock ledger and other internal records of the corporation shall be changed to reflect the transfer of the Assignee Shares to PCNT).

(c)	PCNT’s Obligations. At the Closing, PCNT shall transfer all the shares of the Subsidiary to Assignee, and shall deliver all documents necessary to effectuate such transfer.

7.      Nature and Survival of Representations and Obligations. The representations and warranties made by the Parties and their respective obligations to be performed pursuant to the terms hereof, shall survive the Closing indefinitely.

8.      Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	by the mutual written consent of PCNT and Assignee;

(b)	by mutual consent if the transactions contemplated by this Agreement are not consummated by October 1, 2021 (the “Drop Dead Date”);

(c)	by Assignee by written notice to PCNT if:

(i)	Assignee is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by PCNT pursuant to this Agreement and such breach, inaccuracy or failure cannot be cured by PCNT by the Drop Dead Date; or

(ii)	any of the conditions set forth in Section 3 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Assignee to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(d)	by PCNT by written notice to Assignee if:

(i)	PCNT is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Assignee pursuant to this Agreement and such breach, inaccuracy or failure cannot be cured by Assignee by the Drop Dead Date; or

(ii)	any of the conditions set forth in Section 3 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of PCNT to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(e)	by Assignee or PCNT in the event that:

(i)	there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii)	any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

9.      Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)	as set forth in Section 9; and

(b)	that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof.

10.  Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

11.  General Provisions

(a)	Entire Agreement. This Agreement and all Exhibits hereto contain the entire understanding and agreement of the Parties with respect to matters addressed herein, and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. No modification of this Agreement shall be valid unless it is in writing and signed by each of the Parties.

(b)	Further Assurances. Each of the Parties hereto shall execute and deliver, at the reasonable request of the other Party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

(c)	Severability. If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable or excessively broad as to time, duration, scope, activity or subject, such provision will be construed, by limiting or reducing it, so as to be enforceable to the extent compatible with the then-applicable law. In the event of any question as to the interpretation of any provision herein, such question shall not be resolved by resort to any rule or maxim which resolves it against the drafting party. In the event any one or more provisions contained in this Agreement are held by a court or other tribunal to be invalid or unenforceable, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way.

(d)	Governing Law; Jurisdiction. This Agreement and the rights and obligations of the Parties herein, shall be construed in accordance with the laws of the State of New York and applicable federal law. The Parties hereby consent to the jurisdiction and venue of the state or federal courts located in the State of New York, County of New York. The substantially prevailing party in any adjudication, arbitration or related settlement shall be entitled to recover such party’s reasonable attorneys’ fees, including costs and expenses of collection, enforcement, and appeal, in addition to all other recovery and relief.

(e)	Assignment. Neither party may assign its rights and obligations under this Agreement except with the prior written consent of the other. Any attempt to assign or delegate prior to the Closing without such consent shall be ineffective. After the Closing, Assignee may assign its rights under this Agreement without the prior written consent of the PCNT.

(f)	Arbitration. The Parties agree to first try to resolve any dispute or controversy arising out of, in connection with, or relating to this Agreement between them. If they are unable to do so, the Parties then agree to seek mediation before a mediator acceptable to each of the Parties. If mediation fails to resolve the dispute or controversy, the Parties agree to submit the dispute or controversy to binding arbitration conducted by a three-person arbitrator panel mutually selected by the Parties, or, in the event the Parties cannot agree upon such an arbitrator, then by the American Arbitration Association, in New York, New York. The arbitration shall be conducted pursuant to the American Arbitration Association’s then-existing rules and regulations. Any decision so rendered in arbitration shall be binding and final on all Parties.

(g)	Counterparts. This Agreement may be executed in several counterparts and all so executed, shall constitute one Agreement, binding on the Parties hereto even though, all the Parties are not signatories to the original or the same counterpart.

(h)	Facsimile Transmission. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as transmission of an original. Parties will confirm signatures transmitted by facsimile by signing an original document.

(i)	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns, subject to the assignment provisions set forth above.

(j)	Further Documentation. The Parties recognize that Assignee is a publicly traded Assignee, and as such other documentation may be required to effectuate all the terms of this Agreement. Further, the Parties recognize that at Closing management of Assignee will concurrently change, requiring the filing of various documents with state and/or federal governments setting forth the change in management. The Parties agree to promptly execute any and all future documentation necessary to complete all of the promises and conveyances set forth in this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

PCNT	Point of Care Nanotechnology.

/s/ Aymen El Salhy
Name: Aymen El Salhy
Title: Director

Assignee	Dr. Raouf Guirguis

By: /s/ Dr. Raouf Guirguis
Name: Dr. Raouf Guirguis

NOTARY

STATE OF ___________	)
) ss:
COUNTY OF __________	)

On the _______day of ___________ in the year_____, before me, the undersigned notary public, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

WITNESS my hand and official seal.

Notary Signature

[NOTARY SEAL]

EXHIBIT A

[Point of Care Nanotechnologies Assets and Liabilities]

100% of all liabilities including Accounts Payable, Debt of any kind, Judgments against Point of Care Nanotechnologies (PCNT) of any kind as of April 15, 2021

100% of any and all legal actions taken against PCNT with claims prior to April 15, 2021

100% of all Assets as of April 15, 2021 including the name “Point of Care Nanotechnologies”